                                                                    Exhibit 99.3

            Unaudited Pro Forma Condensed Consolidated Balance Sheet
                           Sontra Medical Corporation
                               as of May 31, 2002

                                            05/31/01       05/31/01                                         Pro Forma
                                            Choicetel       Sontra                                          Combined
                                            (audited)     (unaudited)                                      (unaudited)
                                        -------------   ------------                                      -----------
      Current Assets                       4,995,549        138,990       (77,458) a       800,000  c       5,857,081
      Property and equipment                     868        214,498                                           215,366
      Restricted cash                        850,000                                      (800,000) c          50,000
      Other assets                                           31,675                                            31,675
      Deferred financing costs                              299,742      (299,742)                                  -
     ----------------------------------------------------------------------------------------------------------------
      Total assets                         5,846,417        684,904      (377,200)               -          6,154,121
     ================================================================================================================
                                                                                                                    -
      Current liabilities                    153,486        400,854       297,800  a                          852,140
      Convertible preferred stock                        11,495,871                    (11,495,871) b               -
      Shareholder equity                   5,692,931    (11,211,821)     (675,000) a    11,495,871  b       5,301,981
                                                                                                                    -
     ----------------------------------------------------------------------------------------------------------------
      Total liabilities and equity         5,846,417        684,904      (377,200)               -          6,154,121
     ================================================================================================================

 Adjustments:
 a Reflects the recognition of deferred transaction expenses related to the merger (e.g. legal, accounting, etc.)
 b Relects the conversion of all preferred stock into shares of common stock which will occur prior to the closing of the merger.
 c  Reflects the release of escrowed funds as provided in the merger agreement.